DRAFT: 14.07.04                                                      EXHIBIT 4.1



          LOAN CONFIRMATION FIFTH ISSUER INTERCOMPANY LOAN AGREEMENT


                            DATED [22ND JULY], 2004


                       PERMANENT FUNDING (NO. 1) LIMITED
                                  AS FUNDING 1

                                      AND

                        PERMANENT FINANCING (NO. 5) PLC
                                AS FIFTH ISSUER

                                      AND

                              THE BANK OF NEW YORK
                              AS SECURITY TRUSTEE

                                      AND

                         CITIBANK, N.A., LONDON BRANCH
                                 AS AGENT BANK










                                 ALLEN & OVERY
                               ALLEN & OVERY LLP
                                     LONDON



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                                   CONTENTS

CLAUSE                                                                     PAGE

1.    Interpretation........................................................   1
2.    Intercompany Loan Terms and Conditions................................   2
3.    The Fifth Issuer Term Advances........................................   2
4.    Interest..............................................................   4
5.    Repayment.............................................................   6
6.    Prepayment............................................................  10
7.    Certain Fees, etc.....................................................  10
8.    Application of Certain Provisions.....................................  12
9.    Addresses.............................................................  12
10.   Counterparts..........................................................  14
11.   Third Party Rights....................................................  14
12.   Governing Law.........................................................  14

SCHEDULE

1.    Conditions Precedent in Respect of Drawdown...........................  15


Signatories.................................................................  18


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THIS LOAN CONFIRMATION TO THE FIFTH ISSUER INTERCOMPANY LOAN AGREEMENT is dated
{circle}, 2004

BETWEEN:

(1) PERMANENT FUNDING (NO. 1) LIMITED (registered in England and Wales No. 4267660) whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (FUNDING 1);

(2) PERMANENT FINANCING (NO. 5) PLC (registered in England and Wales No. 5114399) whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the FIFTH ISSUER);

(3) THE BANK OF NEW YORK, acting through its offices at 48th Floor, One Canada Square, London E14 5AL in its capacity as Security Trustee; and

(4) CITIBANK, N.A., LONDON BRANCH, whose offices are at 5 Carmelite Street, London EC4Y 0PA, acting in its capacity as Agent Bank.

IT IS AGREED as follows:

1.    INTERPRETATION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated [{circle}], 2004 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the fifth issuer master definitions and construction schedule signed for the purposes of identification by Allen & Overy and Sidley Austin Brown & Wood on [{circle}], 2004 (the FIFTH ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and/or the Fifth Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 (Interpretation and Construction) of the Master Definitions and
      Construction Schedule and the Fifth Issuer Master Definitions and Construction Schedule.

1.2 Unless the context otherwise requires, references in the Intercompany Loan Terms and Conditions to:

      CLOSING DATE means [{circle}], 2004;

      INTERCOMPANY LOAN means the Fifth Issuer Intercompany Loan;

      INTERCOMPANY LOAN AGREEMENT means the Fifth Issuer Intercompany Loan Agreement;

      INTERCOMPANY LOAN CONFIRMATION means the Fifth Issuer Intercompany Loan Confirmation;

      ISSUER means the Fifth Issuer;

      ISSUER TRANSACTION ACCOUNT means the Fifth Issuer Sterling Account;

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      NEW  BASEL  CAPITAL  ACCORD  means the new or revised capital  accord  as described in the consultative document "The New Basel Capital Accord" published by the Basel Committee on Banking Supervision in January 2001;

      NOTES means the Fifth Issuer Notes; and

      FIFTH ISSUER TERM ADVANCES has the meaning given in the Fifth Issuer Master Definitions and Construction Schedule.

2.    INTERCOMPANY LOAN TERMS AND CONDITIONS

      Each of the parties to this Agreement agrees that the Intercompany Loan Terms and Conditions signed by Funding 1, the Security Trustee and the Agent Bank for the purposes of identification on 14th June, 2002, as amended and restated on 25th November, 2003 and 12th March, 2004 and from time to time and the provisions set out therein shall form part of this Agreement and shall be binding on the parties to this Agreement as if they had expressly been set out herein. References in this Agreement to "this Agreement" shall be construed accordingly.

3.    THE FIFTH ISSUER TERM ADVANCES

3.1   FIFTH ISSUER TERM AAA ADVANCES

      On and subject to the terms of this Agreement, the Fifth Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

      (a) the series 1 term AAA advance in the maximum aggregate principal amount of {pound-sterling}[{circle}] (the FIFTH ISSUER SERIES 1 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class A Fifth Issuer Notes;

      (b) the series 2 term AAA advance in the maximum aggregate principal amount of {pound-sterling}[{circle}] (the FIFTH ISSUER SERIES 2 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class A Fifth Issuer Notes;

      (c) the series 3 term AAA advance in the maximum aggregate principal amount of {pound-sterling}[{circle}] (the FIFTH ISSUER SERIES 3 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 3 Class A Fifth Issuer Notes;

      (d) the series 4 term AAA advance in the maximum aggregate principal amount of {pound-sterling}[{circle}] (the FIFTH ISSUER SERIES 4 TERM AAA ADVANCE) and which corresponds to the principal amount upon issue of the Series 4 Class A Fifth Issuer Notes,

      (e) the series 5A1 term AAA advance in the maximum aggregate principal amount of {pound-sterling}[{circle}] (the FIFTH ISSUER SERIES 5A1 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 5 Class A1 Fifth Issuer Notes; and

      (f) the series 5A2 term AAA advance in the maximum aggregate principal amount of [{circle}] (the FIFTH ISSUER SERIES 5A2 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 5 Class A2 Fifth Issuer Notes,

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      and together the Fifth Issuer Series 1 Term AAA Advance, the Fifth Issuer
      Series 2 Term AAA Advance, the Fifth Issuer Series 3 Term AAA Advance, the Fifth Issuer Series 4 Term AAA Advance, the Fifth Issuer Series 5A1 Term AAA Advance and the Fifth Issuer Series A2 Term AAA Advance are referred to herein as the FIFTH ISSUER TERM AAA ADVANCES.

3.2   FIFTH ISSUER TERM AA ADVANCES

      On and subject to the terms of this Agreement, the Fifth Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

      (a) the series 1 term AA advance in the maximum aggregate principal amount of {pound-sterling}[{circle}] (the FIFTH ISSUER SERIES 1 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class B Fifth Issuer Notes;

      (b) the series 2 term AA advance in the maximum aggregate principal amount of {pound-sterling}[{circle}] (the FIFTH ISSUER SERIES 2 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class B Fifth Issuer Notes;

      (c) the series 3 term AA advance in the maximum aggregate principal amount of {pound-sterling}[{circle}] (the FIFTH ISSUER SERIES 3 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 3 Class B Fifth Issuer Notes;

      (d) the series 4 term AA advance in the maximum aggregate principal amount of {pound-sterling}[{circle}] (the FIFTH ISSUER SERIES 4 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 4 Class B Fifth Issuer Notes; and

      (e) the series 5 term AA advance in the maximum aggregate principal amount of {pound-sterling}[{circle}] (the FIFTH ISSUER SERIES 5 TERM AA ADVANCE) and which corresponds to the principal amount upon issue of the Series 5 Class B Fifth Issuer Notes, and together the Fifth Issuer Series 1 Term AA Advance, the Fifth Issuer Series 2 Term AA Advance, the Fifth Issuer Series 3 Term AA Advance, the Fifth Issuer Series 4 Term AA Advance and the Fifth Issuer Series 5 Term AA Advance are referred to herein as the FIFTH ISSUER TERM AA ADVANCES.

3.3   FIFTH ISSUER TERM BBB ADVANCES

      On and subject to the terms of this Agreement, the Fifth Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

      (a) the series 1 term BBB advance in the maximum aggregate principal amount of {pound-sterling}[{circle}] (the FIFTH ISSUER SERIES 1 TERM BBB ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class C Fifth Issuer Notes;

      (b) the series 2 term BBB advance in the maximum aggregate principal amount of {pound-sterling}[{circle}] (the FIFTH ISSUER SERIES 2 TERM BBB ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class C Fifth Issuer Notes;

      (c) the series 3 term BBB advance in the maximum aggregate principal amount of {pound-sterling}[{circle}] (the FIFTH ISSUER SERIES 3 TERM BBB ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 3 Class C Fifth Issuer Notes;

      (d) the series 4 term BBB advance in the maximum aggregate principal amount of {pound-sterling}[{circle}] (the FIFTH ISSUER SERIES 4 TERM BBB ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 4 Class C Fifth Issuer Notes; and

      (e) the series 5 term BBB advance in the maximum aggregate principal amount of {pound-sterling}[{circle}] (the FIFTH ISSUER SERIES 5 TERM BBB ADVANCE) and which corresponds to the principal amount upon issue of the Series 5 Class C Fifth Issuer Notes, and together the Fifth Issuer Series 1 Term BBB Advance, the Fifth Issuer Series 2 Term BBB Advance, the Fifth Issuer Series 3 Term BBB Advance, the Fifth Issuer Series 4 Term BBB Advance and the Fifth Issuer Series 5 Term BBB Advance are referred to herein as the FIFTH ISSUER TERM BBB ADVANCES.

3.4   TERM ADVANCE RATING

      The Term Advance Rating in respect of the Fifth Issuer Term AAA Advances shall be AAA/Aaa/AAA, the Term Advance Rating in respect of the Fifth Issuer Term AA Advances shall be AA/Aa3/AA and the Term Advance Rating in respect of the Fifth Issuer Term BBB Advances shall be BBB/Baa2/BBB.

3.5   CONDITIONS PRECEDENT

      Save as the Fifth Issuer and the Security Trustee may otherwise agree, the Fifth Issuer Term Advances will not be available for utilisation unless the Security Trustee has confirmed to Funding 1 that it or its advisers have received all the information and documents listed in hereof in form and substance satisfactory to the Security Trustee.

4.    INTEREST

4.1   RATE OF INTEREST TO FIRST FUNDING 1 INTEREST PAYMENT DATE

      On the Closing Date the Agent Bank will determine the Initial Relevant Screen Rate (as defined below) in respect of each Fifth Issuer Term Advance as at or about 11.00 a.m. (London time) on that date. If the Initial Relevant Screen Rate is unavailable, the Agent Bank will request the principal London office of each of the Reference Banks to provide the Agent Bank with its offered quotations to leading banks for three-month and four-month sterling deposits of {pound-sterling}10,000,000, in the London inter-bank market as at or about 11.00 a.m. (London time) on such Closing Date. The Term Advance Rates of Interest for the first Interest Period shall be the aggregate of (a) the Relevant Margin and (b) the Initial Relevant Screen Rate or, if the Initial Relevant Screen Rate is unavailable, the linear interpolation of the arithmetic mean of such offered quotations for two-month sterling deposits and the arithmetic mean of such offered quotations for three-month sterling deposits (rounded upwards, if necessary, to five decimal places).

      INITIAL RELEVANT SCREEN RATE means the linear interpolation of the arithmetic mean of the offered quotations to leading banks for two-month sterling deposits and the arithmetic mean of the offered quotations to leading banks for three-month sterling deposits (rounded upwards if necessary to five decimal places) displayed on the Moneyline Telerate monitor at

      Moneyline Telerate page number 3750 (or such replacement page on that service which displays the information) or, if that service ceases to display the information, such other service as may be determined by the Fifth Issuer with the approval of the Security Trustee.

4.2   TERM ADVANCE RATES OF INTEREST

      The Term Advance Rate of Interest payable on each Term Advance shall be LIBOR for three-month sterling deposits as determined in accordance with CLAUSE 6 of the Intercompany Loan Terms and Conditions plus a RELEVANT MARGIN which shall be:

      (a) in respect of the Fifth Issuer Series 1 Term AAA Advance, a margin of -[{circle}] per cent. per annum;

      (b) in respect of the Fifth Issuer Series 2 Term AAA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [June 2011] and thereafter [{circle}] per cent. per annum;

      (c) in respect of the Fifth Issuer Series 3 Term AAA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [June 2011] and thereafter [{circle}] per cent. per annum;

      (d) in respect of the Fifth Issuer Series 4 Term AAA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [June 2011] and thereafter [{circle}] per cent. per annum;

      (e) in respect of the Fifth Issuer Series 5A1 Term AAA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [June 2011] and thereafter [{circle}] per cent. per annum;

      (f) in respect of the Fifth Issuer Series 5A2 Term AAA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [June 2011] and thereafter [{circle}] per cent. per annum;

      (g) in respect of the Fifth Issuer Series 1 Term AA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [June 2011] and thereafter [{circle}]per cent. per annum;

      (h) in respect of the Fifth Issuer Series 2 Term AA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [June 2011] and thereafter [{circle}] per cent. per annum;

      (i) in respect of the Fifth Issuer Series 3 Term AA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [June 2011] and thereafter [{circle}] per cent. per annum;

      (j) in respect of the Fifth Issuer Series 4 Term AA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [June 2011] and thereafter [{circle}] per cent. per annum;

      (k) in respect of the Fifth Issuer Series 5 Term AA Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [June 2011] and thereafter [{circle}] per cent. per annum;

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      (l)    in respect of the Fifth Issuer Series 1 Term BBB Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [June 2011] and thereafter [{circle}] per cent. per annum;

      (m) in respect of the Fifth Issuer Series 2 Term BBB Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [June 2011] and thereafter [{circle}] per cent. per annum;

      (n) in respect of the Fifth Issuer Series 3 Term BBB Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [June 2011]and thereafter [{circle}] per cent. per annum;

      (o) in respect of the Fifth Issuer Series 4 Term BBB Advance, a margin of [{circle}] per cent. per annum up to and including the Interest Period ending in [June 2011] and thereafter [{circle}] per cent. per annum; and

      (p) in respect of the Fifth Issuer Series 5 Term BBB Advance, a margin of [{circle}] per cent. per annum up to (and including) the Interest Period ending in [June 2011] and thereafter [{circle}] per cent. per annum.

4.3   INTEREST PERIODS

      The first Interest Period shall commence on (and include) the Closing Date and end on (but exclude) the Funding 1 Interest Payment Date falling in [September], 2004. Each subsequent Interest Period shall commence on (and include) a Funding 1 Interest Payment Date and end on (but exclude) the following Funding 1 Interest Payment Date.

5.    REPAYMENT

5.1   REPAYMENT SUBJECT TO TERMS OF THE FUNDING 1 DEED OF CHARGE

      The terms and provisions of this CLAUSE 5 are to be read subject to the provisions of Part II of Schedule 3 to the Funding 1 Deed of Charge and as the same may be further amended or varied from time to time in accordance with the terms of the Funding 1 Deed of Charge. Without limiting the generality of the foregoing, the Fifth Issuer Term Advances shall become due and payable as described in paragraph 1.4 of Part II of
      Schedule 3 of the Funding 1 Deed of Charge.

5.2 REPAYMENT OF FIFTH ISSUER TERM AAA ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

      Subject to the provisions of Clauses 1 and 2 of Part II of Schedule 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Fifth Issuer:

      (a) the Fifth Issuer Series 1 Term AAA Advance on the Funding 1 Interest Payment Date falling in [June 2005];

      (b) the Fifth Issuer Series 2 Term AAA Advance in [four] equal instalments (each a Scheduled Amortisation Instalment) on the Funding 1 Interest Payment Date falling in [December 2006, March 2007, June 2007 and September 2007] but if there are insufficient funds available to repay the Fifth Issuer Series 2 Term AAA Advance on

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             such Funding 1 Interest  Payment Date, then the shortfall shall be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until the Fifth Issuer Series 2 Term AAA Advance is fully repaid;

      (c) the Fifth Issuer Series 3 Term AAA Advance in two equal instalments (each a Scheduled Amortisation Instalment) on the Funding 1 Interest Payment Date falling in [March 2009 and June 2009] but if there are insufficient funds available to repay the Scheduled Amortisation Instalments on such Funding 1 Interest Payment Dates, then the shortfall shall be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available
             Principal Receipts until the Fifth Issuer Series 3 Term AAA Advance is fully repaid;

      (d) the Fifth Issuer Series 4 Term AAA Advance in two equal instalments (each a Scheduled Amortisation Instalment) on the Funding 1 Interest Payment Date falling in [December 2009 and March 2010] but if there are insufficient funds available to repay the Scheduled Amortisation Instalments on such Funding 1 Interest Payment Dates, then the shortfall shall be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until the Fifth Issuer Series 4 Term AAA Advance is fully repaid;

      (e) the Fifth Issuer Series 5A1 Term AAA Advance on each Funding 1 Interest Payment Date commencing on the Funding 1 Interest Payment Date falling in [June 2011] to the extent of Funding 1 Available Principal Receipts until the Fifth Issuer Series 5A1 Term AAA Advance is fully repaid; and

      (f) the Fifth Issuer Series 5A2 Term AAA Advance on each Funding 1 Interest Payment Date commencing on the Funding 1 Interest Payment Date falling in [June 2011] to the extent of Funding 1 Available Principal Receipts until the Fifth Issuer Series 5 Term AAA Advance is fully repaid.

5.3 REPAYMENT OF FIFTH ISSUER TERM AA ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

      Subject to the provisions of Clauses 1 and 2 of Part II of Schedule 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Fifth Issuer:

      (a) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fifth Issuer Series 1 Term AAA Advance is fully repaid, the Fifth Issuer Series 1 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Fifth Issuer Series 1 Term AA Advance is fully repaid;

      (b) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fifth Issuer Series 2 Term AAA Advance is fully repaid, the Fifth Issuer Series 2 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Fifth Issuer Series 2 Term AA Advance is fully repaid;

      (c) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fifth Issuer Series 3 Term AAA Advance is fully repaid, the Fifth Issuer Series 3 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Fifth Issuer Series 3 Term AA Advance is fully repaid;

      (d) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fifth Issuer Series 4 Term AAA Advance is fully repaid, the Fifth Issuer Series 4 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Fifth Issuer Series 4 Term AA Advance is fully repaid; and

      (e) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fifth Issuer Series 5 Term AAA Advance is fully repaid, the Fifth Issuer Series 5 Term AA Advance to the extent of Funding 1 Available Principal Receipts therefor until the Fifth Issuer Series 5A2 Term AA Advance is fully repaid.

5.4 REPAYMENT OF FIFTH ISSUER TERM BBB ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

      Subject to the provisions of Clauses 1 and 2 of Part II of Schedule 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Fifth Issuer:

      (a) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fifth Issuer Series 1 Term AA Advance is fully repaid, the Fifth Issuer Series 1 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Fifth Issuer Series 1 Term BBB Advance is fully repaid;

      (b) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fifth Issuer Series 2 Term AA Advance is fully repaid, the Fifth Issuer Series 2 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Fifth Issuer Series 2 Term BBB Advance is fully repaid;

      (c) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fifth Issuer Series 3 Term AA Advance is fully repaid, the Fifth Issuer Series 3 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Fifth Issuer Series 3 Term BBB Advance is fully repaid;

      (d) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fifth Issuer Series 4 Term AA Advance is fully repaid, the Fifth Issuer Series 4 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Fifth Issuer Series 4 Term BBB Advance is fully repaid;

      (e) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fifth Issuer Series 5 Term AA Advance is fully repaid, the Fifth Issuer Series 5 Term BBB Advance to the extent of Funding 1 Available Principal Receipts therefor until the Fifth Issuer Series 5 Term BBB Advance is fully repaid.

5.5 REPAYMENT OF FIFTH ISSUER TERM ADVANCES FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

      On and from the Funding 1 Interest Payment Date following the occurrence of a Non-Asset Trigger Event but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay the

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      Fifth Issuer Term  Advances on each Funding 1 Interest  Payment Date from
      Funding 1 Available Principal Receipts in the manner set out in Clause 3 of Part II of Schedule 3 to the Funding 1 Deed of Charge.

5.6 REPAYMENT OF FIFTH ISSUER TERM ADVANCES FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

      Following the occurrence of an Asset Trigger Event but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay the Fifth Issuer Term Advances on each Funding 1 Interest Payment Date from Funding 1 Available Principal Receipts in the manner set out in Clause 4 of Part II of Schedule 3 to the Funding 1 Deed of Charge.

5.7 REPAYMENT OF FIFTH ISSUER TERM ADVANCES FOLLOWING THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

      Following the service on each Issuer (including the Fifth Issuer) of a Note Acceleration Notice pursuant to the terms of the Fifth Issuer Deed of Charge but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice, Funding 1 shall apply Funding 1 Available Principal Receipts in the manner set out in Clause 5 of Part II of Schedule 3 to the Funding 1 Deed of Charge.

5.8 REPAYMENT FOLLOWING THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

      Following the service on Funding 1 of an Intercompany Loan Acceleration Notice pursuant to the terms of the Funding 1 Deed of Charge, the Fifth Issuer Intercompany Loan shall be repaid in the manner set out in Part III of Schedule 3 to the Funding 1 Deed of Charge (as the same shall be amended from time to time).

5.9   ACKNOWLEDGEMENT OF PREVIOUS INTERCOMPANY LOANS

      The Fifth Issuer hereby acknowledges and agrees that Funding 1 has entered into an intercompany loan agreement with Permanent Financing (No.
      1) PLC (the FIRST ISSUER) dated 14th June, 2002 (the FIRST ISSUER INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Permanent Financing (No. 2) PLC (the SECOND ISSUER) dated 6th March, 2003 (the SECOND ISSUER INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Permanent Financing (No. 3) PLC (the THIRD ISSUER) dated 25th November, 2003 (the THIRD INTERCOMPANY LOAN AGREEMENT) and an intercompany loan agreement with Permanent Financing (No. 4) PLC (the FOURTH ISSUER) dated 12th March, 2004 (the FOURTH INTERCOMPANY LOAN AGREEMENT) and accordingly, the obligation of Funding 1 to repay this Fifth Issuer Intercompany Loan, Fourth Issuer Intercompany Loan, the Third Issuer Intercompany Loan, the Second Issuer Intercompany Loan and the First Issuer Intercompany Loan will depend on the Term Advance Ratings of the various Term Advances made to Funding 1 under this Fifth Issuer Intercompany Loan Agreement, Fourth Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan Agreement and the First Issuer Intercompany Loan Agreement and the provisions of Schedule 3 to the Funding 1 Deed of Charge.

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5.10  ACKNOWLEDGEMENT OF NEW INTERCOMPANY LOANS

      The Fifth Issuer hereby acknowledges and agrees that from time to time Funding 1 may enter into New Intercompany Loans with New Issuers and that the obligation of Funding 1 to repay this Fifth Issuer Intercompany Loan and any New Intercompany Loan will depend on the Term Advance Rating of the individual Term Advances made to Funding 1 under any of the First Issuer Intercompany Loan, the Second Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement, the Fourth Issuer Intercompany Loan, this Fifth Issuer Intercompany Loan and any New Intercompany Loans and the provisions of Schedule 3 to the Funding 1 Deed of Charge. Subject to Clause 25 of the Funding 1 Deed of Charge (Supplemental Provisions Regarding the Security Trustee), any amendments to this Agreement will be made only with the prior written consent of each party to this Agreement.

6.    PREPAYMENT

6.1   PREPAYMENT OF FIFTH ISSUER TERM ADVANCES

      (a) If the conditions to the Redemption Option set out in Condition 5(F) of the Fifth Issuer Notes are met, then Funding 1 has the right to prepay the Term Advances corresponding to the Called Notes at an amount equal to their Specified Amount (as set out in Condition 5(F) of the Fifth Issuer Notes) without penalty or premium but subject to Clause 15 (Default Interest and Indemnity) of the Intercompany Loan Terms and Conditions; and

      (b) each of the Security Trustee, the Agent Bank (without liability or responsibility to any secured creditor in respect of any loss, liability or claim arising as a result thereof), Funding 1 and the Fifth Issuer shall concur in, execute and do all such deeds, instruments, acts and things, and shall consent to any amendment, modification or waiver of the provisions of the Fifth Issuer Transaction Documents to which it is a party, which may be necessary or desirable to permit and give effect to the prepayment (as certified by the Fifth Issuer and/or Funding 1 to the Security Trustee prior to any such amendment, modification or waiver being effected), including any waiver of covenants of Funding 1.

6.2   APPLICATION OF MONIES

The Fifth Issuer hereby agrees to apply any amounts received by way of prepayment pursuant to CLAUSE 6.1 (Prepayment of Fifth Issuer Term Advances) in making repayments under the relevant Fifth Issuer Notes pursuant to its Redemption Option.

7.    CERTAIN FEES, ETC.

7.1   FEE FOR PROVISION OF FIFTH ISSUER TERM ADVANCES

      Funding  1 shall (except  in the case of  payments  due  under paragraphs
      (c),(e)(f), and (i) below, which shall be paid when due) on eah Funding 1 Interest Payment Date pay to the Fifth Issuer for same day value to the Fifth Issuer Transaction Account a fee for the provision of the Fifth Issuer Term Advances. Such fee shall be an amount or amounts in the aggregate equal to the following:

      (a) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Security Trustee pursuant to the Fifth Issuer Deed of Charge together with interest thereon as provided therein;

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




      (b) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Note Trustee pursuant to the Fifth Issuer Trust Deed together with interest thereon as provided therein;

      (c) the reasonable fees and expenses of any legal advisers, accountants and auditors appointed by the Fifth Issuer and properly incurred in their performance of their functions under the Transaction Documents which have fallen due;

      (d) the fees, costs and expenses due and payable to the Paying Agents, the Registrar, the Transfer Agent and the Agent Bank pursuant to the Fifth Issuer Paying Agent and Agent Bank Agreement;

      (e) any amounts due and payable by the Fifth Issuer to the Inland Revenue in respect of the Fifth Issuer's liability to United Kingdom corporation tax (insofar as payment is not satisfied by the surrender of group relief or out of the profits, income or gains of the Fifth Issuer and subject to the terms of the Fifth Issuer Deed of Charge) or any other Taxes payable by the Fifth Issuer;

      (f) the fees, costs, charges, liabilities and expenses due and payable to the Fifth Issuer Account Bank, pursuant to the Fifth Issuer Bank Account Agreement (if any);

      (g) the fees, costs, charges, liabilities and expenses due and payable to the Fifth Issuer Cash Manager, pursuant to the Fifth Issuer Cash Management Agreement;

      (h) any termination payment due and payable by the Fifth Issuer to any Fifth Issuer Swap Provider, pursuant to any Fifth Issuer Swap Agreement;

      (i) the fees, costs, charges and liabilities and expenses due and payable to the Corporate Services Provider pursuant to the Fifth Issuer Corporate Services Agreement;

      (j)    an amount equal to "G" where G is calculated as follows:

             G = (A - D - H) or, if such calculation is less than zero, then G shall be zero where,

             A =   0.01 per cent of the interest amounts paid by  Funding  1 to the Fifth Issuer on the Fifth Issuer Term Advances on the immediately preceding Funding 1 Interest Payment Date;

             D =   E - F

                   where,

                   E = the interest amounts (which excludes those fee amounts in this CLAUSE 6.1) paid by Funding 1 to the Fifth Issuer on the Fifth Issuer Term Advances on the immediately preceding Funding 1 Interest Payment Date; and

                   F= amounts paid by the Fifth Issuer under paragraphs (d) to (h) of the Fifth Issuer Pre-Enforcement Revenue Priority of Payments on the immediately preceding Funding 1 Interest Payment Date;

                   and

                   H = the cumulative aggregate of (D - A) as calculated on each previous Funding 1 Interest Payment Date. If such cumulative aggregate of (D - A) is less than zero, then H shall be zero;

      (k) any other amounts due or overdue by the Fifth Issuer to third parties including the Rating Agencies and the amounts paid by the Fifth Issuer under the Subscription Agreement and the Underwriting Agreement (excluding, for these purposes, the Noteholders) other than amounts specified in paragraphs (a) to (j) above; and

      (l) if on any Funding 1 Interest Payment Date there are Fifth Issuer Principal Receipts remaining in the Fifth Issuer Bank Accounts, an amount equal to the difference between (i) the interest that would be earned by the Fifth Issuer on such Fifth Issuer Principal Receipts remaining in the Fifth Issuer Bank Accounts during the next succeeding Interest Period and (ii) the interest that would be payable by the Fifth Issuer applying the weighted average rate of interest payable on the Series 5 Fifth Issuer Notes or the relevant Fifth Issuer Currency Swap Agreements due for repayment at the end of that Interest Period to such Fifth Issuer Principal Receipts remaining in the Fifth Issuer Bank Accounts, together with, (i) in respect of taxable supplies made to the Fifth Issuer, an amount in respect of any value added tax or similar tax payable in respect thereof against production of a valid tax invoice; and
      (ii) in respect of taxable supplies made to a person other than the Fifth Issuer, any amount in respect of any Irrecoverable VAT or similar tax payable in respect thereof (against production of a copy of the relevant tax invoice), and to be applied subject to and in accordance with the provisions of the Fifth Issuer Pre-Enforcement Revenue Priority of Payments in the Fifth Issuer Cash Management Agreement.

7.2   SET-OFF

      Funding 1 and each of the other parties to the Fifth Issuer Intercompany Loan Agreement agree that the Fifth Issuer shall be entitled to set-off those amounts due and payable by Funding 1 pursuant to this CLAUSE 7 on the Closing Date against the amount to be advanced by the Fifth Issuer to Funding 1 by way of the Fifth Issuer Term Advances on the Closing Date.

8.    APPLICATION OF CERTAIN PROVISIONS

      The  provisions  set  out  in  CLAUSE  4.2  (Limited   Recourse)  of  the
      Intercompany Loan Terms and Conditions shall apply to:

      (a)    the Fifth Issuer Term AA Advances; and

      (b)    the Fifth Issuer Term BBB Advances.

9.    ADDRESSES

      The addresses referred to in CLAUSE 18.4 (Notices) of the Intercompany Loan Terms and Conditions are as follows:

      THE SECURITY TRUSTEE:

      THE BANK OF NEW YORK

      For the attention of: Global Structured Finance - Corporate Trust

      Address:              The Bank of New York
                            One Canada Square
                            London
                            E14 5AL


      Facsimile:            + 44 20 7964 60 1/6399

      THE FIFTH ISSUER:

      For the attention of: The Secretary

      Address:              Permanent Financing (No. 5) PLC

      Facsimile:            +44 (0) 20 7556 0975

      Copy to:              HBOS Treasury Services plc
                            33 Old Broad Street
                            London EC2N 1HZ

      Facsimile:            +44 (0) 20 7574 8784

      For the attention of: Head of Capital Markets and Securitisation

      FUNDING 1:

      For the attention of: The Secretary

      Address:              Permanent Funding (No. 1) Limited

      Facsimile:            +44 (0) 20 7556 0975

      Copy to:              HBOS Treasury Services plc
                            33 Old Broad Street
                            London EC2N 1HZ

      Facsimile number:     +44 (0) 20 7574 8784

      For the attention of: Head of Capital Markets and Securitisation

      RATING AGENCIES:

      MOODY'S:

      Address:              2 Minster Court, Mincing Lane, London EC3R 7XB

      For the attention of: Nicholas Lindstrom

      Telephone:            +44 (0) 20 7772 5332

      Facsimile:            +44 (0) 20 7772 5400

      S&P:

      Address:              Garden House, 18 Finsbury Circus, London EC2M 7NJ

      For the attention of: Andre Vollmann

      Telephone:            +44 (0) 20 7826 3855

      Facsimile:            +44 (0) 20 7826 3598

      FITCH:

      Address:              101 Finsbury Pavement, London EC2A 1RS

      For the attention of: FS Surveillance

      Telephone:            +44 (0) 20 7417 4355

      Facsimile:            +44 (0) 20 7417 6262

10.   COUNTERPARTS

      This Intercompany Loan Confirmation may be signed (manually or by facsimile) and delivered in more than one counterpart all of which, taken together, shall constitute one and the same Agreement.

11.   THIRD PARTY RIGHTS

      The Intercompany Loan Confirmation does not create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to the Intercompany Loan Agreement.

12.   GOVERNING LAW

      This Fifth Issuer Intercompany Loan Confirmation is governed by and shall be construed in accordance with English law.

                                  SCHEDULE 1

                  CONDITIONS PRECEDENT IN RESPECT OF DRAWDOWN

1.    AUTHORISATIONS

      (a) A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name of Funding 1.

      (b) A copy of a resolution of the board of directors of Funding 1 authorising the entry into, execution and performance of each of the Transaction Documents to which Funding 1 is a party and authorising specified persons to execute those on its behalf.

      (c)   A certificate of a director of Funding 1 certifying:

            (i)   that  each  document  delivered  under  this  paragraph  1  of
                  Schedule 1 is correct, complete and in full force and effect as at a date no later than the date of execution of the Fifth Issuer Intercompany Loan Agreement and undertaking to notify the Security Trustee if that position should change prior to the first Drawdown Date; and

            (ii) as to the identity and specimen signatures of the directors and signatories of Funding 1.

2.    SECURITY

      (a) The Funding 1 Deed of Charge (and the Fourth Deed of Accession) duly executed by the parties thereto.

      (b) Duly completed bank account mandates in respect of the Funding 1 GIC Account and the Funding 1 Transaction Account.

      (c)   Security Power of Attorney for Funding 1.

3.    LEGAL OPINION

      Legal opinions of:

      (a) Shepherd & Wedderburn Scottish legal advisers to the Seller and the Servicer, addressed to, inter alios, the Security Trustee;

      (b) Allen & Overy, English and U.S. legal advisers to the Seller, the Fifth Issuer and the Servicer, addressed to, inter alios, the Security Trustee; and

4.    TRANSACTION DOCUMENTS

      Duly executed copies of:

      (a)    the Servicing Agreement;

      (b)    the Mortgages Trust Deed;

      (c)    the Halifax Deed and Power of Attorney;

      (d)    the Funding 1 Deed of Charge;

      (e)    the Second Supplemental Funding 1 Deed of Charge;

      (f)    the Funding 1 Swap Agreement;

      (g)    the Corporate Services Agreements;

      (h)    the Funding 1 Liquidity Facility Agreement;

      (i) the First Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan Agreement and the Third Issuer Intercompany Loan Agreement, the Fourth Issuer Intercompany Loan Agreement and the Fifth Issuer Intercompany Loan Agreement;

      (j)    the Cash Management Agreement;

      (k)    the Bank Account Agreement;

      (l)    the Funding 1 Guaranteed Investment Contract;

      (m) the First Start-up Loan Agreement, the Second Issuer Start-up Loan Agreement, the Third Start-up Loan Agreement, the Fourth Start-up Loan Agreement and the Fifth Start-up Loan Agreement;

      (n)    the Mortgage Sale Agreement;

      (o)    the Seller Power of Attorney;

      (p)    the Fifth Issuer Deed of Charge;

      (q)    the Fifth Issuer Cash Management Agreement;

      (r)    the Fifth Issuer Swap Agreements;

      (s)    the Fifth Issuer Bank Account Agreement;

      (t)    the Fifth Issuer Post-Enforcement Call Option Agreement;

      (u)    the Fifth Issuer Trust Deed;

      (v)    the Fifth Issuer Global Notes;

      (w)    the Fifth Issuer Paying Agent and Agent Bank Agreement;

      (x)    the Underwriting Agreement;

      (y)    the Subscription Agreement;

      (z)    the Mortgages Trustee Guaranteed Investment Contract; and

      (aa) the Master Definitions and Construction Schedule, the First Issuer Master Definitions and Construction Schedule, the Second Issuer Master Definitions and Construction Schedule, the Third Issuer Master Definitions and Construction Schedule, the Fourth Issuer Master Definitions and Construction Schedule and the Fifth Issuer Master Definitions and Construction Schedule.

5.    BOND DOCUMENTATION

      (a) Confirmation that the Fifth Issuer Notes have been issued and the subscription proceeds received by the Fifth Issuer; and

      (b)    Copies of the Offering Circular.

6.    MISCELLANEOUS

      Solvency certificates from Funding 1 signed by two directors of Funding 1 in or substantially in the form set out in Schedule 2 to the Intercompany Loan Terms and Conditions.

                                     SIGNATORIES

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed on the day and year appearing on page 1.

FUNDING 1

SIGNED by                             )
for and on behalf of                  )
PERMANENT FUNDING (NO. 1) LIMITED     )



FIFTH ISSUER

SIGNED by                             )
for and on behalf of                  )
PERMANENT FINANCING (NO. 5) PLC       )



SECURITY TRUSTEE

SIGNED by                             )
for and on behalf of                  )
THE BANK OF NEW YORK                  )



AGENT BANK

SIGNED by                             )
for and on behalf of                  )
CITIBANK, N.A.,                       )
LONDON BRANCH                         )

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